Exhibit 10.10.10

                                      Composite/Conformed Copy

                    2001 Amendatory Agreement


     This 2001 Amendatory Agreement, dated as of September 21, 2001 between VERMONT YANKEE NUCLEAR POWER CORPORATION ("Vermont Yankee"), a Vermont corporation, and [each of Cambridge Electric Light Company, a Massachusetts corporation, Central Maine Power Company, a Maine corporation, Central Vermont Public Service Corporation, a Vermont corporation, The Connecticut Light and Power Company, a Connecticut corporation, Green Mountain Power Corporation, a Vermont corporation, New England Power Company, a Massachusetts corporation, Public Service Company of New Hampshire, a New Hampshire corporation, and Western Massachusetts Electric Company, a Massachusetts corporation] (the "Purchaser"), amending both the Power Contract, dated February 1, 1968, as heretofore amended by eight amendments dated June 1, 1972, April 15, 1983, April 24, 1985, June 1, 1985, May 6, 1988,
June 15, 1989 and December 1, 1989 between Vermont Yankee and the Purchaser (the "Power Contract") and the Additional Power Contract, dated as of February 1, 1984, between Vermont Yankee and the Purchaser (the "Additional Power Contract").

     For good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

1.  Basic Understandings.

     Vermont Yankee was organized in 1966 to provide for the supply of power to its sponsoring utility companies, including the Purchaser (collectively, the "Purchasers"). It constructed a nuclear electric generating unit, having a net capability of approximately 510 megawatts electric (the "Unit") at a site in Vernon, Vermont. Vermont Yankee was issued a full-term, Facility Operating License for the Unit by the Atomic Energy Commission (now the Nuclear Regulatory Commission, which, together with any successor agencies, is hereafter called the "NRC"), which license is now stated to expire on March 21, 2012 (the "End of License Term"). The Unit has been in commercial operation since December 1, 1972 and continues to operate.

     The names of the Purchasers of Vermont Yankee and their
respective interests ("entitlement percentages") in Vermont
Yankee and the net capacity and output of the Unit are as
follows:
               Purchaser                        Entitlement Percentage

          Central Vermont Public Service Corporation   35.0%
          Green Mountain Power Corporation             20.0%
          New England Power Company                    22.5%
          The Connecticut Light and Power Company       9.5%
          Central Maine Power Company                   4.0%
          Public Service Company of New Hampshire       4.0%
          Western Massachusetts Electric Company        2.5%
          Cambridge Electric Light Company              2.5%

     The Unit was conceived to supply economic power on a cost of service formula basis to the Purchasers. Pursuant to the Power Contract, Vermont Yankee has agreed to supply to the Purchaser and, pursuant to separate power contracts substantially identical to the Power Contract except for the names of the parties (collectively, as amended through the date hereof, the "Initial Power Contracts"), to the other Purchasers all of the capacity and the electric energy available from the Unit for a thirty year term extending through November 30, 2002.

     Pursuant to the Additional Power Contract, Vermont Yankee has agreed to supply to the Purchaser, and pursuant to separate additional power contracts substantially identical to the Additional Power Contract except for the names of the parties (collectively, as amended through the date hereof, the "Additional Power Contracts"), to the other Purchasers all the capacity and electric energy available from the Unit during an operative term stated to commence on December 1, 2002 (when the Initial Power Contracts terminate) and extending until a date which is 30 days after the later of the date on which the last of the financial obligations of Vermont Yankee has been extinguished or the date on which Vermont Yankee is finally relieved of any obligations under the last of the licenses (operating or possessory) which it holds, or hereafter receives, from the NRC with respect to the Unit. The Additional Power Contracts also provide, in the event of their earlier cancellation, that the decommissioning cost obligation and the other applicable provisions of the Additional Power Contracts shall remain in effect to permit final billings of costs incurred prior to such cancellation.

     Pursuant to the Initial Power Contracts and the Additional Power Contracts, the Purchasers are entitled and obligated to take their respective entitlement percentages of the capacity and net electrical output of the Unit during the service life of the Unit and are obligated to pay therefor monthly their respective entitlement percentages of Vermont Yankee's cost of service, including decommissioning costs, whether or not the Unit is operated.

     On August 14, 2001, the Board of Directors of Vermont Yankee, which includes representatives of the Purchasers (including the Purchaser), after conducting a thorough review of the economics of continued operation of the Unit until End of License Term in comparison to other alternatives (including the early shut-down of the Unit) available to Vermont Yankee and evaluating the competing bids received in a formal auction of the Unit commenced in April, 2001, voted to approve a Purchase and Sale Agreement (the "PSA"), dated as of August 15, 2001, among Vermont Yankee and Entergy Nuclear Vermont Yankee, LLC ("ENVY") and Entergy Corporation, as guarantor, pursuant to which the Unit and related assets of Vermont Yankee, including a pre-funded decommissioning trust, would be sold to ENVY. The PSA also provided that Vermont Yankee would enter into a Power Purchase Agreement (the "PPA") with ENVY to purchase 100% of the actual net output of the Unit up to its present operating level of approximately 510 megawatts electric, together with the related ancillary products available from the Unit, for a period from the Effective Date (as hereinafter defined) to the End of License Term or the earlier shutdown of the Unit, all such energy and ancillary products to be resold at wholesale by Vermont Yankee to the Purchasers pursuant to the Initial Power Contracts and the Additional Power Contracts as amended hereby.

     As a consequence of the PSA and the PPA, Vermont Yankee and the Purchaser propose to further amend the Power Contract and the Additional Power Contract in various respects in order (i) to release Vermont Yankee from any further obligations under said contracts with respect to the operation and decommissioning of the Unit, (ii) to clarify and confirm provisions for the recovery under said contracts of the remaining unamortized costs previously incurred by Vermont Yankee in providing capacity and energy from the Unit prior to the Effective Date, (iii) to provide for the recovery of any costs or liabilities assumed by Vermont Yankee under the PSA and PPA and of Vermont Yankee's on-going administrative expenses, and (iv) to provide for the resale at cost by Vermont Yankee to the Purchaser of the Purchaser's entitlement percentage of the aforesaid output and ancillary products of the Unit to be purchased by Vermont Yankee from ENVY pursuant to the PPA.

     Vermont Yankee and the Purchaser have agreed to enter into this 2001 Amendatory Agreement. Concurrently herewith each of the other Purchasers is entering into an amendatory agreement which is identical hereto except for the necessary changes in the names of the parties.

2.  Parties' Contractual Commitments.

     Vermont Yankee and the Purchaser each acknowledge that the other has faithfully performed its obligations under the Power Contract. The Purchaser hereby reconfirms its obligations under the Power Contract and the Additional Power Contract to pay its entitlement percentage of Vermont Yankee's unamortized costs of the Unit as deferred payment in connection with the capacity and net electrical output of the Unit previously delivered by Vermont Yankee and agrees that the decision to sell the Unit as described in Section 1 hereof did not give rise to any cancellation right under Section 9 of the Power Contract or Section 10 of the Additional Power Contract. Vermont Yankee and the Purchaser further agree that the Purchaser shall continue to be entitled and obligated to purchase its entitlement percentage of the aforesaid output and ancillary products available from the Unit during the terms of the Power Contract and Additional Power Contract as hereinafter provided, and to pay a like percentage of Vermont Yankee's costs therefor, and that Vermont Yankee shall continue to be obligated to resell such output and ancillary products to the Purchaser during such terms. Recognizing that the PSA, by transferring ownership and operating responsibility for the Unit, changes the nature of the costs that Vermont Yankee will incur, including those to obtain such output and ancillary products from the Unit of which a portion is being resold hereunder to the Purchaser, Vermont Yankee and the Purchaser further agree that this Amendatory Agreement sets forth the necessary and appropriate provisions for the continuation of the foregoing entitlements and obligations.

     Except as expressly modified by this Amendatory Agreement, the provisions of the Power Contract and the Additional Power
Contract remain in full force and effect.

3.  Effective Date.

     Subject to receipt of FERC approval, this 2001 Amendatory
Agreement shall become effective concurrently with the Closing under the PSA (the "Effective Date").

4.  Power Contract Amendments.

     The Power Contract is hereby amended as follows:

     (a) In recognition of the sale of the Unit being effected pursuant to the PSA and the intention of the parties to release Vermont Yankee from any further obligations with respect to operation of the Unit, the text of each of Sections 3, 4, 5, 6, 8, 9 and 10 of the Power Contract is hereby deleted and, in lieu thereof in each instance the words "Intentionally Deleted and This Section Left Blank" shall be inserted; provided, however, that the pre-existing text shall remain in effect for purposes of settling any accounts between the parties for periods prior to the Effective Date.

     (b) A new section 10A is hereby inserted immediately following Section 10 to read as follows:

          "10A.  Definitions.

               Unless the context otherwise specifies
          or requires, capitalized terms not otherwise defined herein shall have the meanings provided in the PPA and each term defined below, when used in this contract, shall have the meaning indicated below:

          "Closing" means the Closing as defined in the PSA.

          "Effective Date" has the meaning provided in
          Section 3 hereof.

          "End of License Term" means March 21, 2012.

          "End of Term Date" means the earlier of the End of License Term or the date on which the Unit is permanently removed from service.

          "ENVY" means Entergy Nuclear Vermont Yankee,
          LLC, a Delaware limited liability company.

          "Entitlement percentage" has the meaning provided in Section 1 hereof.

          "Future Power" means the aggregate energy, capacity and ancillary products actually produced by, or available from, the Unit in accordance with the PPA.

          "Net capacity" means for any period the
          actual level at which the Unit is operated, less station service use, transformer losses and generator lead losses.

          "PPA" means the Power Purchase Agreement, dated as of August 15, 2001, between Vermont Yankee, as buyer, and
          ENVY, as seller, a complete copy of which is attached hereto as Exhibit B.

          "PPA Entitlement Percentage" means the Sub-
          Entitlement or, if applicable, the portion of the post-Uprate Company Entitlement (as those terms are defined in the PPA) allocated to the Purchaser in accordance with the PPA.

          "PPA Obligations" means the obligations of Vermont Yankee to ENVY under the PPA other than the purchase price payable pursuant to
          Article 5 thereof, a schedule of which is set forth on Exhibit A hereto.

          "PSA" means the Purchase and Sale Agreement, dated as of August 15, 2001, among Vermont Yankee, ENVY and
          Entergy Corporation, as guarantor, as amended from time to time.

          "PSA Obligations" means the obligations of Vermont
          Yankee to ENVY under the PSA, a schedule of which is set forth on Exhibit A hereto.

          "PSA Transactions" means the conduct of the auction process commenced in 2001 to sell the Unit, the proceedings to obtain regulatory approval of the transactions resulting from such auction, and the services of consultants, advisors and legal counsel with respect thereto.

          "Purchasers" means the sponsoring utilities named in
          Section 1 hereof or their respective successors or assigns.

     (c) In recognition of the Purchaser's continuing obligation to reimburse Vermont Yankee for its entitlement percentage of certain of Vermont Yankee's costs as deferred payment for the capacity and net electrical output of the Unit previously delivered by Vermont Yankee and to reflect the change in the manner in which Vermont Yankee will incur costs to supply the Purchaser with its aliquot share of the Future Power to be purchased pursuant to the PPA by Vermont Yankee from ENVY, the provisions of Sections 7 and 7A of the Power Contract are hereby deleted and new Sections 7, 7A and 7B are inserted in lieu thereof as follows:

          "7.  Reimbursed Costs

                 With respect to each month during the balance of the term of this contract, the Purchaser will pay Vermont Yankee an amount equal to the Purchaser's entitlement percentage of each of (A) the portion of Vermont Yankee's Closing Net Unit Investment allocable to such month, if any, together with one-twelfth of the composite percentage for such month of the Closing Net Unit Investment as most recently determined in accordance with this Section 7, (B) Vermont Yankee's Total Transaction Costs Obligation, if any, for such month, (C) Vermont Yankee's total operating expenses for such month, (D) Vermont Yankee's PSA Obligations, if any, for such month, (E) Vermont Yankee's PPA Obligations, if any, for such month, (F) Vermont Yankee's Total Revolver Costs for such month, if any, and (G) to the extent not duplicative of any payment made under clause (A) above, an amount equal to one-twelfth of the equity percentage for such month of the Purchaser's entitlement percentage of the equity investment, as most recently determined in accordance with this Section 7.

          "Composite percentage" shall be computed as of the Effective Date and as of the last day of each month thereafter (the "computation date") and for any month the composite percentage shall be that computed as of the most recent computation date. "Composite percentage" as of a computation date shall be the sum of (i) the equity percentage as of such date multiplied by the percentage which equity investment as of such date is of the total capital as of such date, plus (ii) the stated interest rate per annum of each principal amount of indebtedness bearing a particular rate of interest outstanding on such date for money borrowed from persons other than Purchasers multiplied by the percentage which such principal amount is of total capital as of such date.

          "Equity percentage" as of any date shall be whatever percentage per annum may be authorized from time to time by FERC.

          "Common stock equity investment" as of any date shall consist of equity investment as of such date less the aggregate par value of all issues of preferred stock outstanding on such date.

          "Equity investment" as of any date shall consist of the sum of (i) all amounts theretofore paid to Vermont Yankee for all capital stock theretofore issued (taken at the total par value thereof plus the total of all amounts in an excess of such par value paid thereon); plus all capital contributions, loans and advances theretofore made to Vermont Yankee by the Purchasers, less the sum of any amounts distributed by Vermont Yankee to the Purchasers or stockholders in the form of stock repurchases or redemptions, return of capital or repayments of loans and advances; plus (ii) any credit balance in the capital surplus account (not included under (i)) and in earned surplus account on the books of Vermont Yankee as of such date.

          "Total capital" as of any date shall be the equity investment plus the total of all indebtedness then outstanding for money borrowed from other than the Purchasers.

          "Uniform System" shall mean the Uniform System of Accounts prescribed by the Federal Power Commission for Class A and Class B Public Utilities and Licensees as in effect on the date of this contract and as said System may be hereafter amended to take account of private ownership of special nuclear material.

          Vermont Yankee's "operating expenses" shall include all expenses incurred by Vermont Yankee after the Effective Date (i) for administrative and general expenses which would be properly chargeable by an operating electric utility, less any applicable credits thereto, in accordance with the Uniform System and (ii) for expenses, if any, resulting from the settlement of claims of dissenting shareholders.

          The "net Unit investment" shall consist, in each case with respect to the Unit, of (i) the aggregate amount properly chargeable at the time in accordance with the Uniform System of Vermont Yankee's electric plant accounts (including construction work in progress), less the sum of (x) the aggregate amount included in operating expenses from the plant completion date to the date in question on account of depreciation accruals (and amortization, if any, of property losses) reduced by the aggregate of all amounts charged during such period against the accumulated provision for depreciation plus (y) the amount of net available cash; plus (ii) the aggregate amount properly chargeable at the time in accordance with the Uniform System to accounts representing fuel assemblies and components (including nuclear materials) and other materials and supplies, less the balance, if any, at the time of the accumulated amortization thereof; plus (iii) such reasonable allowances for prepaid items and cash working capital as may from time to time be determined by Vermont Yankee; less (z) the net proceeds received from the sale of any assets properly included in said electric plant accounts. However, for purposes of this contract, the net amount included at any date after the plant completion date in net Unit investment under clause (i) of the immediately preceding sentence shall in no event be less than the excess of:

               (a) the amount properly chargeable at the plant completion date in accordance with the Uniform System to electric plant accounts (including construction work in progress) with respect to the Unit, over
               (b) the sum of (x) the aggregate minimum amount required by this Section 7 to be included in operating expenses from the plant completion date to the date in question on account of depreciation accruals (and amortization, if any, or property losses) plus (y) the amount of net available cash.

          The net Unit investment shall be determined as of the plant completion date and thereafter as of the commencement of each calendar year, or, if Vermont
          Yankee elects, at more frequent intervals.

           "Closing Net Unit Investment" means the amount of net Unit investment determined as of the Effective Date, which amount shall be amortized in equal monthly amounts during the period beginning on the Effective Date and ending on the End of License Term.

          "Net available cash" means, at any date as of which the amount thereof is to be determined, the excess of (a) the aggregate amount received by Vermont Yankee after the plant completion date and prior to two years before the determination date as insurance proceeds on account of loss or damage to the Unit or as the proceeds of a sale or condemnation of a portion of the Unit, over (b) the aggregate amount expended after the plant completion date and prior to the determination date on account of rebuilding, repairs, replacements and additions to the Unit, provided that insurance proceeds received with respect to a particular loss shall be taken into account for purposes of the foregoing computation only if the amount received with respect to the loss exceeds $150,000.

          "Closing Expenses" means the funds, if any, required to defray any closing adjustments payable by Vermont
          Yankee in accordance with the PSA.

          "Sale Costs" means the funds, if any, required to defray the costs incurred in connection with the pre-2001 efforts to sell the Unit and the PSA Transactions, including the refunding of such costs to the Purchasers to the extent previously billed to, and paid by, the Purchasers.

          "Transaction Costs" means the sum of (a) the Closing
          Expenses plus (b) the Sales Costs.

          "Total Transaction Costs Obligation" for any month shall mean the amount attributable to such month for the payment of principal and interest, if any, on the Transaction Costs, calculated on the basis of amortizing such liability in equal monthly amounts over the period from the Effective Date to the End of License Term.

          "Short-term Revolver" means one or more borrowings by Vermont Yankee during the term of this contract to obtain funds to meet short-term operating cash needs.

          "Total Revolver Costs" for any month means the amount attributable to such month for the payment of principal, interest and other fees, if any, due on the Short-term Revolver.

          7A.  Purchase of Future Power, Delivery and Payments.

               (a) Purchase of Future Power: With respect to each month during the period commencing on the Effective Date and ending on the earlier of the End of Term Date or the end of the operative term of this contract, the Purchaser will be entitled and obligated to take its PPA Entitlement Percentage of the Future Power. The Purchaser's PPA Entitlement Percentage of the Future Power will be delivered to and accepted by it at the Producer's Delivery Point (as defined in the PPA). All deliveries will be made in the form of 3-phase, 60 cycle, alternating current at a nominal voltage of 345,000 volts. The Purchaser will make its own arrangements for the transmission of its share of the Future Power. In accordance with the PPA, ENVY will be responsible for maintaining metering and telemetering with respect to the Future Power.

               With respect to each month during the aforesaid period, Purchaser will pay Vermont Yankee for the Future Power actually delivered to the Purchaser an amount equal to its PPA Entitlement Percentage of (a) the purchase price calculated pursuant to Article 5 of the PPA plus (b) any applicable Governmental Charges allocable to Vermont Yankee pursuant to Section 18(b) of the PPA.

               (b) Contingent Option to Terminate Purchase. Pursuant to Article 4(c) of the PPA, Vermont Yankee was granted an option to negotiate for release from all or part of its obligations to purchase power under the PPA effective as of February 28, 2005 and a further option to negotiate for release of any balance of such obligations effective December 31, 2007, each such option being exercisable by written notice to the ENVY at least 180 days prior to its effective date (each such notice date being referred to herein as an "exercise date"). Those options affect the Sub-Entitlements of each of the Purchasers. Vermont Yankee hereby grants the Purchaser the right to direct Vermont Yankee to exercise such option with respect to the Purchaser's Sub-Entitlement as follows:

               If the Purchaser desires to direct Vermont Yankee to negotiate the release of the Purchaser's Sub-Entitlement under the PPA pursuant to such option, the Purchaser shall give written notice to that effect to Vermont Yankee at least 90 days in advance of the relevant exercise date. Upon receipt of such notice from the Purchaser, Vermont Yankee shall confer with all other Purchasers giving similar notices to ascertain the scope of negotiating discretion granted by such Purchasers and shall thereafter give timely written notice to the ENVY indicating Vermont Yankee's desire to negotiate the release of the Sub-Entitlements of those Purchasers that have given Vermont Yankee the required notice. Vermont Yankee shall thereafter negotiate in good faith with the ENVY for release of said Sub-Entitlements from the PPA and shall maintain close coordination with the Purchaser and other affected Purchasers to assure that the terms of such release are acceptable. Any final release agreement between Vermont Yankee and the ENVY shall be subject to ratification by each of the Purchasers affected thereby. If the Purchaser fails to ratify the release agreement within the time provided by such agreement, its Sub-Entitlement shall be excluded from the release agreement.

               Vermont Yankee and the Purchaser hereby further agree that: (a) after such a release agreement has been ratified by the Purchaser, the Purchaser will pay to Vermont Yankee the Purchaser's proportionate share of the payments, if any, due to the ENVY in connection with such release; and (b) from and after the effective date of any release affecting the Purchaser's Sub-Entitlement Percentage, the Purchaser shall no longer be obligated, pursuant to clause (a) above, to take and pay for any Future Power delivered after such effective date.

               (c) ISO Filing. Vermont Yankee agrees to submit this contract to the market system maintained by the Independent System Operator of New England provided for in the NEPOOL Agreement.

               (d) Adequate Assurance. In the event that ENVY exercises its right under Article 7(h) of the PPA to request adequate assurance with respect to Purchaser's PPA Entitlement Percentage of the Future Power, then Vermont Yankee shall be deemed to have commercially reasonably grounds for insecurity concerning Purchaser's ability to perform its obligations under this Section 7A and may provide Purchaser with written notice requesting adequate assurance ("Adequate Assurance") of due performance of Purchaser's obligations under this Section 7A for the benefit of Vermont Yankee and/or ENVY. Upon receipt of such notice by mail postage prepaid, facsimile, telecopy or hand delivery, Purchaser shall have twelve (12) Business Days to provide such Adequate Assurance to Vermont Yankee and ENVY.

               7B.    Billing.

               Vermont Yankee will submit, by telecopy or other agreeable same day delivery mechanism, to the Purchaser, as soon as practicable after the end of each month, an invoice for the aggregate amount payable by the Purchaser pursuant to Sections 7 and 7A hereof with respect to the particular month. Such bills will be rendered in such detail as the Purchaser may reasonably request and may be rendered on an estimated basis subject to corrective adjustments in subsequent billing periods. All payments shown to be due on such invoice, except amount in dispute, shall be due and payable by wire transfer per instructions on the invoice on or before the later of the eighteenth (18th) day of each month, or the eighth (8th) day after receipt of the invoice, or if either such day is not a Business Day, then on the next Business Day.

     (d) Section 14 of the Power Contract is hereby amended by adding the following at the end thereof:

          "Notwithstanding the foregoing, (a) Purchaser
          (or its assigns) may assign its interest under Section 7A of this contract only (i) to a third party that has a credit rating equal to the higher of that of the assignor or of investment grade as determined by a nationally rated service, or (ii) to a single purpose entity whose obligations hereunder are guaranteed by a parent that has such a credit rating, or (iii) in connection with a merger, consolidation or sale of substantially all its assets to another party that has a credit rating at least equal to that of the Purchaser (or its assigns).
                 The Purchaser hereby consents to
          Vermont Yankee creating a security interest in Vermont Yankee's interest in this contract for the benefit of ENVY and/or the lenders under the Short-term Revolver and agrees that Purchaser's obligations hereunder shall not be affected thereby."

     (e) Section 20 of the Power Contract is hereby amended by deleting the first sentence thereof and deleting the word "other" from the second sentence thereof.

5.  Additional Power Contract Amendments.

     The Additional Power Contract is hereby amended as follows:

     (a) In recognition of the sale of the Unit being effected pursuant to the PSA and, the intention of the parties to release Vermont Yankee from any further obligations with respect to operation of the Unit, the text of each of Sections 3, 4, 5, 6, 8, 9, 10 and 11 of the Additional Power Contract is hereby deleted and, in lieu thereof in each instance the words "Intentionally Deleted and This Section Left Blank" shall be inserted.

     (b) A new section 10A is hereby inserted immediately following Section 10 to read as follows:

          "10A.  Definitions.

               Unless the context otherwise specifies or requires, capitalized terms not otherwise defined herein shall have the meanings provided in the PPA and each term defined below, when used in this contract, shall have the meaning indicated below:

          "Closing" means the Closing as defined in the PSA.

          "Effective Date" has the meaning provided in
           Section 3 hereof.

          "End of License Term" means March 21, 2012.

          "End of Term Date" means the earlier of the End of License Term or the date on which the Unit is permanently removed from service.

          "ENVY" means Entergy Nuclear Vermont Yankee,
          LLC, a Delaware limited liability company.

          "Entitlement percentage" has the meaning provided in Section 1 hereof.

          "Future Power" means the aggregate energy, capacity and ancillary actually produced by, or available from, the Unit in accordance with the PPA.

          "Initial Power Contracts" means the several
          Power Contracts, dated as of February 1,
          1968, as amended, between Vermont Yankee and each of the Purchasers.

          "Net capacity" means for any period the actual level at which the Unit is operated, less station service use, transformer losses and generator lead losses.

          "Operative term" has the meaning provided in Section 2 hereof.

          "PPA" means the Power Purchase Agreement, dated as of August 15, 2001, between Vermont Yankee, as buyer, and
          ENVY, as seller, a complete copy of which is attached hereto as Exhibit B.

          "PPA Entitlement Percentage" means the Sub-Entitlement or, if applicable, the portion of the post-Uprate Company Entitlement (as those terms are defined in the PPA) allocated to the Purchaser in accordance with the PPA.

          "PPA Obligations" means the obligations of Vermont
          Yankee to ENVY under the PPA other than the purchase price payable pursuant to Article 5 thereof, a schedule of which is set forth on Exhibit A hereto.

          "PSA" means the Purchase and Sale Agreement, dated as of August 15, 2001, among Vermont Yankee, ENVY and
          Entergy Corporation, as guarantor, as amended from time to time.

          "PSA Obligations" means the obligations of Vermont Yankee to ENVY, a schedule of which is set forth on Exhibit A hereto.

          "PSA Transactions" means the conduct of the auction process commenced in 2001 to sell the Unit, the proceedings to obtain regulatory approval of the transactions resulting from such auction, and the services of consultants, advisors and legal counsel with respect thereto.

          "Purchasers" means the sponsoring utilities named in Section 1 hereof or their respective successors or assigns.

     (c) Section 2 of the Additional Power Contract is hereby amended in full to read as follows:

          "The operative term of this contract shall commence on December 1, 2002 notwithstanding the fact that the Unit has been sold to ENVY and shall terminate 30 days after the date on which the last of the respective financial obligations of Vermont Yankee and the Purchaser which constitute elements of the reimbursed costs calculated pursuant to Section 7 hereof and the purchase price for Future Power calculated pursuant to Section 7A hereof has been extinguished."

     (d) In recognition of the Purchaser's continuing obligation to reimburse Vermont Yankee for its aliquot share of certain of Vermont Yankee's costs as deferred payment for the capacity and net electrical output of the Unit previously delivered by Vermont Yankee and to reflect the change in the manner in which Vermont Yankee will incur costs to supply the Purchaser with its entitlement percentage of the Future Power to be purchased pursuant to the PPA by Vermont Yankee from ENVY, the provisions of Section 7 of the Additional Power Contract are hereby deleted and new Sections 7, 7A and 7B are inserted in lieu thereof as follows:

          "7.  Reimbursed Costs

               With respect to each month during the operative term of this contract, the Purchaser will pay Vermont Yankee an amount equal to the Purchaser's entitlement percentage of each of (A) the portion of Vermont Yankee's Closing Net Unit Investment applicable to such month, if any, together with one-twelfth of the composite percentage for such month of the Closing Net Unit Investment as most recently determined in accordance with this Section 7, (B) Vermont Yankee's Total Transaction Costs Obligation, if any, for such month, (C) Vermont Yankee's total operating expenses for such month, (D) Vermont Yankee's PSA Obligations, if any, for such month, (E) Vermont Yankee's PPA Obligations, if any, for such month, (F) Vermont Yankee's Total Revolver Costs for such month, if any, and (G) to the extent not duplicative of any payment made under clause (A) above, an amount equal to one-twelfth of the equity percentage for such month of the Purchaser's entitlement percentage of the equity investment, as most recently determined in accordance with this Section 7.

          "Composite percentage" shall be computed as of the Effective Date and as of the last day of each month thereafter (the "computation date") and for any month the composite percentage shall be that computed as of the most recent computation date. "Composite percentage" as of a computation date shall be the sum of (i) the equity percentage as of such date multiplied by the percentage which equity investment as of such date is of the total capital as of such date, plus (ii) the stated interest rate per annum of each principal amount of indebtedness bearing a particular rate of interest outstanding on such date for money borrowed from persons other than Purchasers multiplied by the percentage which such principal amount is of total capital as of such date.

          "Equity percentage" as of any date shall be whatever percentage per annum may be authorized from time to time by FERC.

          "Common stock equity investment" as of any date shall consist of equity investment as of such date less the aggregate par value of all issues of preferred stock outstanding on such date.

          "Equity investment" as of any date shall consist of the sum of (i) all amounts theretofore paid to Vermont Yankee for all capital stock theretofore issued (taken at the total par value thereof plus the total of all amounts in an excess of such par value paid thereon); plus all capital contributions, loans and advances theretofore made to Vermont Yankee by the Purchasers, less the sum of any amounts distributed by Vermont Yankee to the Purchasers or stockholders in the form of stock repurchases or redemptions, return of capital or repayments of loans and advances; plus (ii) any credit balance in the capital surplus account (not included under (i)) and in earned surplus account on the books of Vermont Yankee as of such date.

          "Total capital" as of any date shall be the equity investment plus the total of all indebtedness then outstanding for money borrowed from other than the Purchasers.

          "Uniform System" shall mean the Uniform System of Accounts prescribed by the Federal Power Commission for Class A and Class B Public Utilities and Licensees as in effect on the date of this contract and as said System may be hereafter amended to take account of private ownership of special nuclear material.

          Vermont Yankee's "operating expenses" shall include all ordinary and necessary expenses incurred by Vermont Yankee during the term of this contract (i) for administrative and general expenses which would be properly chargeable by an operating electric utility, less any applicable credits thereto, in accordance with the Uniform System and (ii) for expenses, if any, resulting from the settlement of claims of dissenting shareholders.

          The "net Unit investment" shall consist, in each case with respect to the Unit, of (i) the aggregate amount properly chargeable at the time in accordance with the Uniform System of Vermont Yankee's electric plant accounts (including construction work in progress), less the sum of (x) the aggregate amount included in operating expenses from the plant completion date to the date in question on account of depreciation accruals (and amortization, if any, of property losses) reduced by the aggregate of all amounts charged during such period against the accumulated provision for depreciation plus (y) the amount of net available cash; plus (ii) the aggregate amount properly chargeable at the time in accordance with the Uniform System to accounts representing fuel assemblies and components (including nuclear materials) and other materials and supplies, less the balance, if any, at the time of the accumulated amortization thereof; plus (iii) such reasonable allowances for prepaid items and cash working capital as may from time to time be determined by Vermont Yankee; less (z) the net proceeds received from the sale of any assets properly included in said electric plant accounts. However, for purposes of this contract, the net amount included at any date after the plant completion date in net Unit investment under clause (i) of the immediately preceding sentence shall in no event be less than the excess of:

               (a) the amount properly chargeable at the plant completion date in accordance with the Uniform System to electric plant accounts (including construction work in progress) with respect to the
               Unit),
          over
               (b) the sum of (x) the aggregate minimum amount required by this Section 7 to be included in operating expenses from the plant completion date to the date in question on account of depreciation accruals (and amortization, if any, or property losses) plus (y) the amount of net available cash.

          The net Unit investment shall be determined as of the plant completion date and thereafter as of the commencement of each calendar year, or, if Vermont
          Yankee elects, at more frequent intervals.

           "Closing Net Unit Investment" means the amount of net Unit investment determined as of the Effective Date, which amount shall be amortized in equal monthly amounts during the period commencing on the Effective Date and ending on the End of License Date.

          "Net available cash" means, at any date as of which the amount thereof is to be determined, the excess of (a) the aggregate amount received by Vermont Yankee after the plant completion date and prior to two years before the determination date as insurance proceeds on account of loss or damage to the Unit or as the proceeds of a sale or condemnation of a portion of the Unit, over (b) the aggregate amount expended after the plant completion date and prior to the determination date on account of rebuilding, repairs, replacements and additions to the Unit, provided that insurance proceeds received with respect to a particular loss shall be taken into account for purposes of the foregoing computation only if the amount received with respect to the loss exceeds $150,000.

          "Closing Expenses" means the funds, if any, required to defray other closing adjustments under the PSA.

          "Sales Costs" means the funds, if any, to defray the costs incurred in connection with pre-2001 efforts to sell the Unit and the PSA Transactions, including the refunding of such costs to the Purchasers to the extent previously billed to, and paid by, the Purchasers.

          "Transaction Costs" means the sum of (a) the Closing
          Expenses plus (b) the Sale Costs.

          "Total Transaction Costs Obligation" for any month shall mean the amount attributable to such month for the payment of principal and interest, if any, on the Transaction Costs, calculated on the basis of amortizing such liability in equal monthly amounts over the period from the Effective Date to the End of License Term.

          "Short-term Revolver" means one or more borrowings by Vermont Yankee during the term of this contract to obtain funds to meet short-term operating cash needs.

          "Total Revolver Costs" for any month means the amount attributable to such month for payment of principal, interest and other fees, if any, due on the Short-term
          Revolver.

          7A.  Purchase of Future Power, Delivery and Payments.

               (a) Purchase of Future Power: With respect to each month during the period commencing on December 1, 2002 and ending on the End of Term Date, the Purchaser will be entitled and obligated to take its PPA Entitlement Percentage of the Future Power. The Purchaser's PPA Entitlement Percentage of the Future Power will be delivered to and accepted by it at the Producer's Delivery Point (as defined in the PPA). All deliveries will be made in the form of 3-phase, 60 cycle, alternating current at a nominal voltage of 345,000 volts. The Purchaser will make its own arrangements for the transmission of its shares of the Future Power. In accordance with the PPA, ENVY will be responsible for maintaining metering and telemetering with respect to the Future Power.

               With respect to each month during the aforesaid period, Purchaser will pay Vermont Yankee for the Future Power actually delivered to the Purchaser an amount equal to its PPA Entitlement Percentage of (a) the purchase price calculated pursuant to Article 5 of the PPA plus (b) any applicable Governmental Charges allocable to Vermont Yankee pursuant to Section 18(b) of the PPA.

               (b) Contingent Option to Terminate Purchase. Pursuant to Article 4(c) of the PPA, Vermont Yankee was granted an option to negotiate for release from all or part of its obligations to purchase power under the PPA effective as of February 28, 2005 and a further option to negotiate for release of any balance of such obligations effective December 31, 2007, each such option being exercisable by written notice to the ENVY at least 180 days prior to its effective date (each such notice date being referred to herein as an "exercise date"). Those options affect the Sub-Entitlements of each of the Purchasers. Vermont Yankee hereby grants the Purchaser the right to direct Vermont Yankee to exercise such option with respect to the Purchaser's Sub-Entitlement as follows:

               If the Purchaser desires to direct Vermont Yankee to negotiate the release of the Purchaser's Sub-Entitlement under the PPA pursuant to such option, the Purchaser shall give written notice to that effect to Vermont Yankee at least 90 days in advance of the relevant exercise date. Upon receipt of such notice from the Purchaser, Vermont Yankee shall confer with all other Purchasers giving similar notices to ascertain the scope of negotiating discretion granted by such Purchasers and shall thereafter give timely written notice to the ENVY indicating Vermont Yankee's desire to negotiate the release of the Sub-Entitlements of those Purchasers that have given Vermont Yankee the required notice. Vermont Yankee shall thereafter negotiate in good faith with the ENVY for release of said Sub-Entitlements from the PPA and shall maintain close coordination with the Purchaser and other affected Purchasers to assure that the terms of such release are acceptable. Any final release agreement between Vermont Yankee and the ENVY shall be subject to ratification by each of the Purchasers affected thereby. If the Purchaser fails to ratify the release agreement within the time provided by such agreement, its Sub-Entitlement shall be excluded from the release agreement.

               Vermont Yankee and the Purchaser hereby further agree that: (a) after such a release agreement has been ratified by the Purchaser, the Purchaser will pay to Vermont Yankee the Purchaser's proportionate share of the payments, if any, due to the ENVY in connection with such release; and (b) from and after the effective date of any release affecting the Purchaser's Sub-Entitlement Percentage, the Purchaser shall no longer be obligated, pursuant to clause (a) above, to take and pay for any Future Power delivered after such effective date.

               (c) ISO Filing. Vermont Yankee agrees to submit this contract to the market system maintained by the Independent System Operator of New England provided for in the NEPOOL Agreement.

               (d) Adequate Assurance. In the event that ENVY exercises its right under Article 7(h) of the PPA to request adequate assurance with respect to Purchaser's PPA Entitlement Percentage of the Future Power, then Vermont Yankee shall be deemed to have commercially reasonably grounds for insecurity concerning Purchaser's ability to perform its obligations under this Section 7A and may provide Purchaser with written notice requesting adequate assurance ("Adequate Assurance") of due performance of Purchaser's obligations under this Section 7A for the benefit of Vermont Yankee and/or ENVY. Upon receipt of such notice by mail postage prepaid, facsimile, telecopy or hand delivery, Purchaser shall have twelve (12) Business Days to provide such Adequate Assurance to Vermont Yankee and ENVY.

          7B.     Billing.

               Vermont Yankee will submit, by telecopy or other agreeable same day delivery mechanism, to the Purchaser, as soon as practicable after the end of each month, an invoice for the aggregate amount payable by the Purchaser pursuant to Sections 7 and 7B hereof with respect to the particular month. Such bills will be rendered in such detail as the Purchaser may reasonably request and may be rendered on an estimated basis subject to corrective adjustments in subsequent billing periods. All payments shown to be due on such invoice, except amounts in dispute, shall be due and payable by wire transfer per instructions on the invoice on or before the later of the eighteenth
          (18th) day of each month, or the eighth (8th) day after receipt of the invoice, or if either such day is not a Business Day, then on the next Business Day.

     (e) Section 15 of the Additional Power Contract is hereby amended by adding the following to the end thereof:

          "Notwithstanding the foregoing, (a) Purchaser (or its assigns) may assign its interest under Section 7A of this contract only (i) to a third party that has a credit rating equal to the higher of that of the assignor or of investment grade as determined by a nationally rated service, or (ii) to a single purpose entity whose obligations hereunder are guaranteed by a parent that has such a credit rating, or (iii) in connection with a merger, consolidation or sale of substantially all its assets, to another party that has a credit rating at least equal to that of the Purchaser (or its assigns).
                  The Purchaser hereby consents to Vermont Yankee creating a security interest in Vermont Yankee's interest in this contract for the benefit of ENVY and/or the lenders under the Short-term Revolver and agrees that Purchaser's obligations hereunder shall not be affected by thereby."

     (f) Section 17 of the Additional Power Contract is hereby amended by deleting the first sentence thereof and deleting the word "other" from the second sentence thereof.

6. Government Regulation. This Amendatory Agreement and all rights and obligations of the Parties hereunder are subject to all applicable federal, state and local laws and all duly promulgated orders and duly authorized actions of governmental authorities having proper and valid jurisdiction over the terms of this Amendatory Agreement. Purchaser will be obligated to make all payments to Vermont Yankee for purchases at wholesale of capacity, energy and ancillary products hereunder regardless of whether or not the Purchaser is permitted to pass along or recover those payments from its customers. Each of Vermont Yankee and Purchaser shall not propose, advance or support, and shall vigorously oppose and defend against, any action by any legislature, agency, commission, (including the Federal Energy Regulatory Commission), entity or court that would adversely affect the Parties' rights and benefits hereunder and each of Vermont Yankee and the Purchaser will vigorously pursue all actions and remedies to overturn or cure any such action. In addition, the rates, terms, and conditions contained in this Amendatory Agreement are not subject to change under Sections 205 or 206 of the Federal Power Act, as either section may be amended or superseded, absent the mutual written agreement of the Parties or a finding by the Federal Energy Regulatory Commission, that this Amendatory Agreement is not in the public interest.

7. Confidentiality. Except as otherwise required by law or for implementation of this Amendatory Agreement, the Parties must keep confidential the transactions undertaken pursuant hereto; provided, however, that the Purchaser may disclose such information on a confidential basis to third parties in connection with good faith negotiation for the assignment of Purchaser's interests hereunder. Nothing herein shall preclude the Purchaser from disclosing the substance of this Amendatory Agreement to third parties on a confidential basis in connection with the negotiation of the assignment of any of its interests herein. Any information provided by either Party to the other Party pursuant to this Amendatory Agreement and labeled "CONFIDENTIAL" will be used by the receiving Party solely in connection with the purposes of this Amendatory Agreement and will not be disclosed by the receiving Party to any third party, except with the providing Party's consent. This Section 7 of this Amendatory Agreement will not prevent either Party from providing any confidential information received from the other Party to any court or in accordance with a proper discovery request or in response to the reasonable request of any governmental agency with jurisdiction to regulate or investigate the disclosing Party's affairs, provided that, if feasible, the disclosing Party will give prior notice to the other Party of such disclosure and, if so requested by such other Party, will have used all reasonable efforts to oppose or resist the requested disclosure, as appropriate under the circumstances, or to otherwise make such disclosure pursuant to a protective order or other similar arrangement for confidentiality.

8.   Miscellaneous.

     (a) Mitigation of Damages. In the event of any default by Purchaser, Vermont Yankee shall have the right to sell the Purchaser's entitlement percentage of any energy and ancillary products and apply the proceeds thereof against the amounts owing from the Purchaser.

     (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers hereto duly authorized, as of the date first above written.

                              VERMONT YANKEE NUCLEAR POWER
                              CORPORATION


                              By /s/ Bruce W. Wiggett
                                     Bruce W. Wiggett
                                     Senior Vice President of Finance
                                     and Administration

                              Address:  Box 169, Ferry Road
                              Brattleboro, VT 05301


                              CAMBRIDGE ELECTRIC LIGHT COMPANY


                              By /s/ Russell D. Wright
                                     Russell D. Wright
                                     President

                              Address:  800 Boylston Street
                                        Boston, MA  02199

                              CENTRAL MAINE POWER COMPANY

                              By /s/ Curtis I. Call
                                     Curtis I. Call
                                     Treasurer

                              Address:  83 Edison Drive
                                        Augusta, ME  04336


                              THE CONNECTICUT LIGHT AND POWER
                              COMPANY

                              By /s/ John B. Keane
                                     John B. Keane
                                     Vice President/Administration

                              Address:  P. O. Box 270
                                        Hartford, CT 06141-0270

                              GREEN MOUNTAIN POWER CORPORATION

                              By /s/ C. L. Dutton
                                     C. L. Dutton
                                     President and Chief Executive
                                     Officer

                              Address:  163 Acorn Lane
                                        Colchester, VT 05446

                              CENTRAL VERMONT PUBLIC SERVICE
                              CORPORATION

                              By /s/ Kent R. Brown
                                   Kent R. Brown
                                Senior Vice President,
                                Engineering  & Operations

                              Address:: 77 Grove Street
                                        Rutland, VT   05701

                              NEW ENGLAND POWER COMPANY

                              By /s/ Terry L. Schwennesen
                                     Terry L. Schwennesen
                                     Vice President

                               Address:








                              PUBLIC SERVICE COMPANY OF
                              NEW HAMPSHIRE

                              By /s/ John B. Keane
                                     John B. Keane
                                     Vice President - Administration


                              Address:: P. O. Box 270
                                        Hartford, CT 06141-0270

                              WESTERN MASSACHUSETTS ELECTRIC
                              COMPANY

                              By /s/ John B. Keane
                                     John B. Keane
                                     Vice President - Administration

                              Address:: P. O. Box 270
                                        Hartford, CT 06141-0270

                            Exhibit A
                               to
                    2001 Amendatory Agreement



I.   PSA Obligations:

     The PSA Obligations comprise those set forth in the following sections of the PSA:

Section 2.4      Excluded Liabilities

Section 6.11(b)  One-time fee due to DOE under the DOE Standard Contract

Section 6.12     DOE Decontamination and Decommissioning fees

Section 9.1      Indemnification obligations

II.  PPA Obligations:

     The PPA Obligations comprise those set forth in the following sections of the PPA:

Section 3(g)     Transmission charges for Station Use Energy.

Section 7(h)     Adequate assurance

Section 9        Indemnification obligations




                            Exhibit B
                               to
                    2001 Amendatory Agreement

[Attach copy of PPA]